Exhibit 5.1

ONE SHELL PLAZA	AUSTIN
910 LOUISIANA	BEIJING
HOUSTON, TEXAS	DALLAS
77002-4995	DUBAI
HONG KONG
TEL +1 713.229.1234	HOUSTON
FAX +1 713.229.1522	LONDON
www.bakerbotts.com	MOSCOW
NEW YORK
PALO ALTO
RIYADH
WASHINGTON
June 2, 2009
076466.0114
Mariner Energy, Inc.
One Briar Lake Plaza, Suite 2000
2000 West Sam Houston Parkway South
Houston, Texas 77042
Ladies and Gentlemen:
          As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Mariner Energy, Inc., a Delaware corporation (the “Company”), and the subsidiary guarantors named in Schedule I hereto (the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act of securities that may be issued and sold by the Company and the Subsidiary Guarantors from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with such securities are being passed upon for you by us. Such securities include (a) the Company’s shares of common stock, par value $.0001 per share (“Common Stock”); (b) the Company’s shares of preferred stock, par value $.0001 per share (“Preferred Stock”); (c) the Company’s unsecured senior debt securities (the “Senior Debt Securities”); (d) the Company’s unsecured subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (e) warrants to purchase other securities (“Warrants”); and (f) guarantees of the Debt Securities (the “Subsidiary Guarantees”) by the Subsidiary Guarantors. The Common Stock, Preferred Stock, Debt Securities, Warrants and Subsidiary Guarantees are collectively referred to herein as the “Securities.”
          The Securities may be issued and sold or delivered as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”), prospectuses supplementing the Prospectus or prospectuses which provide information supplementing the Prospectus, in each case filed pursuant to Rule 424(b) under the Act (the “Prospectus Supplements”) and periodic or current reports filed by the Company and incorporated by reference in the Registration Statement, the Prospectus and any Prospectus Supplement.
          Each series of Debt Securities will be issued:
     (a) in the case of the Senior Debt Securities, pursuant to an indenture to be entered into between the Company, as issuer, any Subsidiary Guarantors party thereto, as guarantors, and the trustee (the “Senior Indenture”); and
     (b) in the case of the Subordinated Debt Securities pursuant to an indenture to be entered into between the Company, as issuer, any Subsidiary Guarantors party thereto,

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Mariner Energy, Inc.	2	June 2, 2009
as guarantors, and the trustee (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”).
          Each Indenture will be supplemented, in connection with the issuance of each such series, by a supplemental indenture, officers’ certificate or other writing thereunder establishing the form and terms of such series. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.
          In our capacity as counsel to the Company and the Subsidiary Guarantors in the connection referred to above and as a basis for the opinions hereinafter expressed, we have examined (a) the Registration Statement, (b) the form of Senior Indenture and the form of Subordinated Indenture (each as filed as an exhibit to the Registration Statement), (c) the Company’s Second Amended and Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws, each as amended to date (the “Charter Documents”), (d) the certificates of incorporation or formation, bylaws and limited liability company agreements, as applicable, of each of the Subsidiary Guarantors, (e) originals, or copies certified or otherwise identified, of corporate or limited liability company records of the Company and the Subsidiary Guarantors, including minute books of the Company and the Subsidiary Guarantors as furnished to us by the Company and the Subsidiary Guarantors, (f) certificates of public officials and of representatives of the Company, (g) statutes and (h) other instruments and documents, in each case as a basis for the opinions hereinafter expressed. We have assumed that the signatures on all documents examined by us are genuine, all documents submitted to us as originals are authentic and all documents submitted to us as certified or photostatic copies conform to the originals thereof.
          In connection with this opinion, we have assumed that:
     (a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;
     (b) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;
     (c) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement (including post-effective amendments) and the appropriate Prospectus or Prospectus Supplement;
     (d) the Board of Directors of the Company and, if applicable, each Subsidiary Guarantor (or the member or managers of a Subsidiary Guarantor, as the case may be) or, to the extent permitted by the charter documents and the corporation or limited liability company laws of the jurisdiction of incorporation or organization of the Company and, if applicable, each Subsidiary Guarantor, a duly constituted and acting committee thereof (such Board of Directors, member, managers or committee being hereinafter referred to as the “Board”) will have taken all necessary corporate or limited liability company action to authorize the issuance of the Securities and any other Securities issuable on the

Mariner Energy, Inc.	3	June 2, 2009
conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters;
     (e) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors, if applicable, and the other parties thereto (the “Purchase Agreement”);
     (f) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;
     (g) all Securities, and any certificates in respect thereof, will be delivered in accordance with either (a) the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;
     (h) in the case of shares of Common Stock or Preferred Stock, certificates representing such shares will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents; there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise issued or reserved for issuance; and the purchase price therefor payable to the Company, or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise will not be less than the par value of such shares, in the case of shares of Common Stock, or the lesser of such purchase price or such consideration, as the case may be, or the amount of such purchase price or such consideration, as the case may be, timely determined by the Board to constitute the stated capital applicable to such shares, in the case of shares of Preferred Stock;
     (i) in the case of shares of Preferred Stock of any series, the Board will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designations respecting such series to be prepared and filed with the Secretary of State of the State of Delaware; and
     (j) in the case of Warrants, the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto; such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company; neither such

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Warrants nor such warrant agreement will include any provision that is unenforceable; and such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement;
     (k) in the case of Debt Securities of any series issuable under an Indenture:
•	if such Debt Securities are Senior Debt Securities, an indenture substantially in the form of the Senior Indenture will have been duly executed and delivered by the Company, any Subsidiary Guarantors, as applicable, and the trustee thereunder;

•	if such Debt Securities are Subordinated Debt Securities, an indenture substantially in the form of the Subordinated Indenture will have been duly executed and delivered by the Company, any Subsidiary Guarantors, as applicable, and the trustee thereunder;

•	the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities, in accordance with the terms of the Indenture under which such Debt Securities will be issued, and such Debt Securities will not include any provision that is unenforceable;

•	the Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; and

•	forms of Debt Securities complying with the terms of the Indenture under which such Debt Securities will be issued and evidencing such Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture.
          Based upon and subject to the foregoing, we are of the opinion that:
     1. The shares of Common Stock and Preferred Stock included in the Securities will, when issued, have been duly authorized and validly issued and will be fully paid and nonassessable.
     2. The Warrants included in the Securities will, when issued, have been duly authorized by all necessary corporate action on the part of the Company and validly issued.
     3. The Debt Securities, when issued, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as that enforcement is subject to (a) any applicable bankruptcy,

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insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (c) public policy, applicable law relating to indemnification and contribution and an implied covenant of good faith and fair dealing.
     4. Each Subsidiary Guarantee of a Guarantor, when issued, will constitute legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (c) public policy, applicable law relating to indemnification and contribution and an implied covenant of good faith and fair dealing.
          The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the General Corporation Law of the State of Delaware and applicable federal law, in each case as in effect as of the date hereof. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Opinions” in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Baker Botts L.L.P.

KBR/MBH/JAR

Mariner Energy, Inc.	6	June 2, 2009
SCHEDULE I
Subsidiary Guarantors

Name	State of Incorporation or Organization
Mariner Energy Resources, Inc.	Delaware
Mariner Gulf of Mexico LLC	Delaware
MC Beltway 8 LLC	Delaware
Mariner LP LLC	Delaware